UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                    January 4, 2017

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2017, Coach, Inc. (“Coach” or the “Company”) announced that its Board of Directors (the “Board”) appointed Kevin Wills, age 51, Chief Financial Officer of the Company, effective no later than March 2017 (the “Effective Date”).  Mr. Wills joins Coach from AlixPartners LLP, a global business advisory firm, where he has served as Managing Director and Chief Financial Officer since March 2014. At AlixPartners, Mr. Wills has been responsible for all financial management, capital restructuring and mergers and acquisitions. Prior to AlixPartners, Mr. Wills was Executive Vice President and Chief Financial Officer of Saks Incorporated, owner of the Saks Fifth Avenue, Saks.com and Off 5th franchises, where he worked for nearly 16 years in various finance, strategic-planning, administration and operations positions. Before joining Saks Inc., Mr. Wills served as Vice President and Controller for Tennessee Valley Authority, an energy producer.  Mr. Wills started his career in 1988 as a Business Assurance Manager for Coopers and Lybrand (now known as PwC), an accounting and financial services firm.  He has a BS in Business Administration from Tennessee Technological University and is a Certified Public Accountant.  In addition, Mr. Wills is currently Chairman of the Board of Healthways, Inc. (NASDAQ: HWAY), where he has been a Director since 2012.

Under the terms of his offer letter (the “Offer Letter”), Mr. Wills will receive an initial base salary of $750,000 per year, with a target bonus opportunity pursuant to Coach’s Performance-Based Annual Incentive Plan equal to 100% of his base salary actually paid during each fiscal year (with payment ranging from 0 – 200% of target subject to performance). The actual amount of this bonus will be based on Coach’s attaining pre-set financial or other operating criteria determined by Coach’s Board of Directors in accordance with the terms of the Performance-Based Annual Incentive Plan. All performance-based compensation paid to Mr. Wills is subject to Coach’s incentive repayment policy applicable in the event of a material restatement of the Company’s financial results.

Mr. Wills will receive an annual equity grant target of $1,400,000 for fiscal year 2018, to be granted in a fixed proportion of different equity vehicles as determined by the Board and normally granted in August, which may include performance restricted stock units, stock options and/or restricted stock units (“RSUs”).

Mr. Wills will receive a one-time, sign-on cash bonus of $1,500,000, 50% of which will be payable within six weeks of his start date and 50% of which will be payable on his six-month anniversary.  He will also receive a sign on grant of RSUs with a value of $3,500,000. These units will be eligible to vest, and convert into shares of Coach common stock, in equal installments on the first, second, third and fourth anniversary of the grant date.

There are no family relationships between Mr. Wills and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing does not constitute a complete summary of the terms of the Offer Letter, which will be filed as an exhibit to Coach’s next quarterly report on Form 10-Q.

On the Effective Date, Andrea Shaw Resnick, who has served as the Company’s Interim Chief Financial Officer since August 2016, will cease that position and continue in her role as the Company’s Global Head of Investor Relations and Corporate Communications.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being furnished herewith:

99.1                    Text of Press Release, dated January 4, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2017

COACH, INC.

	By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer &
Secretary

EXHIBIT INDEX

99.1	Text of Press Release, dated January 4, 2017